                                                                    EXHIBIT 10.8

                          PENNZOIL-QUAKER STATE COMPANY
                        SUPPLEMENTAL LIFE INSURANCE PLAN


I. PURPOSES OF PLAN, DEFINITIONS AND DURATION.

         1.1 Purposes. This Supplemental Life Insurance Plan (the "Plan") of Pennzoil-Quaker State Company (the "Company") for selected executives is intended to attract and retain executives of outstanding competence and ability by providing financial security to them and their surviving spouse or other beneficiaries.

         1.2 Definitions.

                  (a) "Company" means Pennzoil-Quaker State Company or any successor.

                  (b) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or any affiliated company which is controlled by the Company by reason of a management contract and stock ownership.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Closing Date" means the date of Closing described in Agreement and Plan of Merger, dated as of April 14, 1998, among Pennzoil Company, Pennzoil Products Company, Downstream Merger Company and Quaker State Corporation ("Merger Agreement").

                  (e) "Employee" means any person, including an officer of the Company or any Subsidiary (whether or not he is also a director thereof), who, at the time such person is designated a Participant hereunder, is employed by the Company or any Subsidiary on a full-time basis, who is compensated for such employment by a regular salary and who, in the opinion of the Committee, is one of the officers or other key executives of the Company or any Subsidiary in a position to contribute materially to the continued growth and development and to the future financial success of the Company.

                  (f) "Participant" means an Employee who has been designated by the Committee to participate in the Plan. [THE TERM PARTICIPANT ALSO MEANS ANY INDIVIDUAL WHO, IMMEDIATELY PRIOR TO THE "DISTRIBUTION DATE," AS DEFINED IN THE MERGER AGREEMENT, WAS A PARTICIPANT IN THE PENNZENERGY COMPANY SUPPLEMENTAL LIFE INSURANCE PLAN

         (FORMERLY, THE PENNZOIL COMPANY SUPPLEMENTAL LIFE INSURANCE PLAN) AND WOULD HAVE BECOME AN EMPLOYEE BUT FOR THE FACT THAT SUCH INDIVIDUAL HAD A "TOTAL AND PERMANENT DISABILITY," AS DEFINED IN THE PENNZENERGY COMPANY SUPPLEMENTAL DISABILITY PLAN (FORMERLY, THE PENNZOIL COMPANY SUPPLEMENTAL DISABILITY PLAN.]

                  (g) "Retirement Plan" means the Pennzoil-Quaker State Company Salaried Employees Retirement Plan.

                  (h) "Normal Retirement Date" means the normal retirement date under the Retirement Plan.

         1.3 Term. The effective date of the Plan is the Closing Date. The Plan shall continue until terminated by the Board as herein provided.

II. ADMINISTRATION OF THE PLAN - COMMITTEE.

         2.1 Appointment of Committee. The Plan shall be administered by the Compensation Committee or such other committee of the Board as may be designated by the Board from time to time (the "Committee").

         2.2 Committee Powers. The Committee shall be deemed to have and to be exercising all of the powers of the Board in the performance of any of the powers and duties delegated to it under the Plan, including, but without limiting the generality of the foregoing, the selection of Participants. The Committee may from time to time establish rules for the administration of the Plan which are not inconsistent with the provisions and purposes of the Plan.

         2.3 Committee Action. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All action taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee. Members of the Committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         2.4 Committee Determinations Conclusive. The determination of the Committee as to any disputed question of construction or interpretation arising under the Plan shall be final, binding, and conclusive upon all persons.

III. ELIGIBILITY.

         3.1 Eligibility Requirements. The Committee may from time to time establish eligibility requirements for Employees to participate in the Plan.

         3.2 Designation of Participants. From time to time during the continuation of the Plan, the Committee may designate one or more eligible Employees to participate in the Plan and shall advise each such Employee of his selection.

IV. SUPPLEMENTAL LIFE INSURANCE PAYMENTS.

         4.1 Amount of Coverage. The Company will pay the premiums on supplemental life insurance coverage on the life of each Participant in an amount equal to two times the annual salary as in effect from time to time, and adjusted automatically to coincide with increases in annual salary of the Participant less the maximum amount of coverage available to the Employee under the Company's group life insurance plan. This coverage will be continued until the earlier of the Participant's Normal Retirement Date or termination of employment of the Participant.

         4.2 Rights of Participants in Supplemental Life Insurance. Each Participant shall have the right to designate the Beneficiary or Beneficiaries under each of the life insurance policies on his life issued pursuant to the terms of this Plan and may assign any and all rights he or she may have in the Plan. Upon the retirement or other termination of employment of a Participant, the coverage provided under this Plan shall automatically be terminated and the Participant shall have no right to continued coverage under this Plan and shall have no right to any insurance policies issued pursuant to this Plan unless otherwise required by law; provided, however, that the Company may, in its discretion, continue paying premiums on all or a portion of any insurance coverage provided pursuant to this Plan notwithstanding that the Participant's employment has terminated and may in its discretion convey to the Participant, or if the Participant has assigned the policy to such Participant's assignee, all rights of ownership in any policies issued under this Plan on such Participant's life to the Participant.

         4.3 Withholding of Taxes. The Company shall deduct from the amount of all benefits paid to Beneficiaries under the Plan any taxes required to be withheld by the Federal or any state or local government.

V. RIGHTS OF PARTICIPANTS.

         5.1 Limitation of Rights. Nothing in this Plan shall be construed to:

                  (a) Give any Employee of the Company or a Subsidiary any right to participate in this Plan; or

                  (b) Limit in any way the right of the Company or any Subsidiary to terminate a Participant's employment with the Company or any Subsidiary at any time; or

                  (c) Give a Participant or any Beneficiary of a deceased Participant any interest in any fund or in any specific asset or assets of the Company or any Subsidiary; or

                  (d) Be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position or at any particular rate of remuneration.

         5.2 Assignment of Rights in the Plan. A Participant may assign any and all rights he or she may have in the Plan.

         5.3 Prerequisites to Benefits. No Beneficiary shall have any right or interest in the Plan, or any benefits hereunder, unless and until all the terms, conditions and provisions of the Plan which affect such Beneficiary or the deceased Participant shall have been complied with as specified herein.

VI. MISCELLANEOUS.

         6.1 Amendment or Termination of the Plan. The Board may amend or terminate this Plan at any time. Any such amendment or termination shall not, however, affect the rights of the Beneficiary of any deceased Participant to the benefits provided hereunder.

         6.2 Reliance upon Information. The Board and the Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Board or the Committee in reliance upon any information supplied to them by an officer of the Company, the Company's legal counsel or by the Company's independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.

         6.3 Applicable Laws. This Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.

                                                   PENNZOIL-QUAKER STATE COMPANY